Prospectus Supplement filed under Rule 424(b)(3)
                                                 S-3 Registration No. 333-39825


PROSPECTUS SUPPLEMENT
(to Prospectus dated December 5, 1997)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                            HEALTHSOUTH CORPORATION


                         984,189 SHARES OF COMMON STOCK
                           PAR VALUE $.01 PER SHARE

     This Prospectus, dated December 5, 1997, (the "Prospectus"), relating to the offering for resale of up to 984,189 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation ("HEALTHSOUTH"), is hereby amended as set forth below.

     The information for the entry of David D. McClellan in the table of Selling Stockholders on page 14 of the Prospectus is hereby deleted in its entirety and the following information inserted in lieu thereof:





                                             NUMBER OF          NUMBER OF          NUMBER OF
                                               SHARES            SHARES          SHARES TO BE
                                            BENEFICIALLY       COVERED BY            HELD
          SELLING STOCKHOLDERS                 OWNED         THIS PROSPECTUS     AFTER OFFERING
----------------------------------------   --------------   -----------------   ---------------
David G. McClellan .....................       2053               2053                 0
Montgomery Bell Academy  ...............         56                 56                 0
Ensworth School ........................         63                 63                 0
Westminister Presbyterian Church  ......        926                926                 0
Friends of Warner Parks  ...............         93                 93                 0
Harpeth Hills Church of Christ .........        184                184                 0

          The date of this Prospectus Supplement is December 17, 1997.